SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 28th day of January, 2008

AMONG:

COUNTERPATH CORPORATION, a Nevada corporation, of Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3

(“Pubco”)

AND:

FIRSTHAND TECHNOLOGIES INC., an Ontario corporation, of Suite 300, 350 Terry Fox Drive, Ottawa, Ontario, Canada K2K 2P5

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO

(the “Selling Shareholders”)

WHEREAS:

A.                      The Selling Shareholders are registered and/or beneficial owners of shares in the capital of Priveco;

B.                       Pubco has made an offer that provides for the purchase of all (but not less than all) of the then outstanding shares of Priveco from the shareholders of Priveco in exchange for common shares of Pubco; and

C.                       Upon the terms and subject to the conditions set forth in this Agreement the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for common shares of Pubco.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.                       DEFINITIONS

1.1                     Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)	“Canadian GAAP” shall mean Canadian generally accepted accounting principles applied in a manner consistent with prior periods;

(c)

“Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(d)

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 5.1 and 5.2 respectively;

(e)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(f)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(g)	“FINRA” shall mean the Financial Industry Regulatory Authority;

(h)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(i)

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(j)

“Material Adverse Effect” when used in connection with an entity means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of such entity or subsidiaries taken as a whole;

(k)	“Option Holders” shall mean, collectively, the holders of Priveco Options and “Option Holder” shall mean any one of them;

(l)	“Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;

(m)	“Priveco Options” shall mean the outstanding options to purchase 1,395,632 common shares of Priveco, being all of the outstanding and unexercised options of Priveco;

(n)	“Priveco Security Holders” shall mean, collectively, the holders of Priveco Shares and Priveco Options, and “Priveco Security Holder” shall mean any one of them;

(o)	“Priveco Shareholders” shall mean, collectively, the holders of Priveco Shares and “Priveco Shareholder” shall mean any one of them;

(p)

“Priveco Shares” shall mean, collectively, all of the issued and outstanding common shares of Priveco, class A voting preferred shares of Priveco, class B voting preferred shares of Priveco, class C voting preferred shares of Priveco and class D voting preferred shares of Priveco;

(q)	“Pubco Options” shall mean the 1,395,632 options of Pubco, to be issued to the Retained Option Holders by Pubco on the Closing Date, in the form substantially as set out in Schedule 5;

(r)	“Pubco Securities” means, collectively, the Pubco Shares and Pubco Options;

(s)	“Pubco Shares” shall mean the 29,500,000 fully paid and non-assessable common shares of Pubco, to be issued to the Priveco Shareholders by Pubco on the Closing Date;

(t)

“Retained Option Holders” shall mean, collectively, those Option Holders that are retained as employees of Priveco or Pubco following the Closing and “Retained Option Holder” shall mean any one of them;

(u)	“SEC” shall mean the Securities and Exchange Commission;

(v)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;

(w)	“Shareholder Agreement” shall mean the Second Amended and Restated Unanimous Shareholders Agreement of Priveco dated May 23, 2006 among Priveco and the shareholders of Priveco from time to time;

(x)

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(y)

“Transaction” shall mean the: (i) purchase of the Priveco Shares by Pubco from the Priveco Shareholders in consideration for the issuance of the Pubco Shares; and (ii) exchange of the Priveco Options held by the Retained Option Holders for the Pubco Options.

1.2                     Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Priveco Shareholders
Schedule 2A	–	Certificate of Non-U.S. Shareholder
Schedule 2B	–	Certificate of U.S. Shareholder
Schedule 3	–	Directors and Officers of Priveco
Schedule 4	–	Directors and Officers of Pubco
Schedule 5	–	Form of Pubco Option
Schedule 6	–	Piggyback Registration Rights

1.3                     Currency. All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

1.4                     Definition of Knowledge. In this Agreement:

(a)	an individual will be deemed to have “knowledge” of a particular fact or matter if:

	(i)	such individual is actually aware of such fact or matter, or

(ii)

a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter, and

(b)

a Person other than an individual will be deemed to have “knowledge” of a particular fact or matter if any individual who is serving as a senior officer of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or matter.

2.                       THE OFFER, PURCHASE AND SALE OF SHARES

2.1                     Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, Pubco hereby irrevocably offers to acquire all of the issued and outstanding Priveco Shares and the Selling Shareholders hereby covenant and irrevocably agree to sell, assign and transfer to Pubco, and Pubco hereby irrevocably covenants and agrees to purchase from the Selling Shareholders, all of the Priveco Shares held by the Selling Shareholders. After the date hereof, Pubco will deliver a notice concurrently to all Priveco Shareholders, other than the Selling Shareholders (the “Remaining Priveco Shareholders”), and to Priveco notifying them of (i) Pubco’s offer to acquire all of the issued and outstanding Priveco Shares, (ii) the names of all Priveco Shareholders that have accepted such offer and the number of Priveco Shares in respect of which such Priveco Shareholders have accepted the offer, (iii) the expected Closing Date, and (iv) that the Remaining Priveco Shareholders are required to tender their Priveco

Shares to Pubco in accordance with the drag along rights set forth in Section 4.8 of the Shareholder Agreement (the “Drag Along Notice”). Pubco will include a letter of transmittal with the Drag Along Notice to provide each Remaining Priveco Shareholder with a process for submitting the certificates representing the Priveco Shares held by such shareholder (the “Letter of Transmittal”).

2.2                     Consideration. As consideration for the Priveco Shares to be acquired by Pubco pursuant to the terms of this Agreement, Pubco shall allot and issue the Pubco Shares (only 29,500,000 shares of common stock and no more) to the Priveco Shareholders in the amount set out opposite each Priveco Shareholder’s name in Schedule 1, provided that after giving effect to the foregoing in respect of all Priveco Shares any fractional interest in a Pubco Share to be received by any Priveco Shareholder shall be rounded up to the nearest whole Pubco Share. The Pubco Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. Each Letter of Transmittal will contain a similar commitment on the part of all Remaining Priveco Shareholders. All certificates representing the Pubco Shares issued on Closing will be endorsed with one of the following legends pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Priveco Shareholders, pursuant to an exemption from the registration requirements of the Securities Act:

For the Priveco Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

For Priveco Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF

REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3                     Exchange Procedure. Each Priveco Shareholder may exchange his, her or its certificate representing the Priveco Shares by delivering such certificate to Pubco duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof (or as the holder may otherwise direct) together with:

(a)	if the Priveco Shareholder is not resident in the United States, a Certificate of Non-U.S. Shareholder (the “Regulation S Certificate”), a copy of which is set out in Schedule 2A; and

(b)	if the Priveco Shareholder is resident in the United States, a Certificate of U.S. Shareholder (the “Rule 506 Certificate”), a copy of which is set out in Schedule 2B.

Pubco will ensure that the Letter of Transmittal distributed to the Remaining Priveco Shareholders will be in a form and be accompanied by the appropriate documentation to satisfy the foregoing requirements.

2.3A                   Option Holders. In connection with the Closing of the Transaction, the Retained Option Holders will be granted Pubco Options on the basis of one (1) Pubco Option for each one (1) Priveco Option held by each such Retained Option Holder. The board of directors of Priveco will exercise its authority under Priveco’s stock option plan to (i) provide for the exchange of the Priveco Options held by each Retained Option Holder into such Pubco Options and (ii) accelerate the vesting of all Priveco Options held by Option Holders other than Retained Option Holders and provide that any such options of Priveco which remain unexercised as of the time of Closing shall expire. Pubco may require each Retained Option Holder to execute Pubco’s standard form of agreement evidencing the Pubco Options and:

(a)	if the Retained Option Holder is not resident in the United States, a Regulation S Certificate; and

(b)	if the Retained Option Holder is resident in the United States, a Rule 506 Certificate.

2.4                     Reserved.

2.5                     Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.6                     Restricted Securities. The Pubco Securities issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.7                     Piggy-back Registration Rights. Pubco agrees that the Pubco Shares issued pursuant to this Agreement will have the registration rights set out in Schedule 6. The Letter of Transmittal delivered to all Remaining Priveco Shareholders shall contain an agreement to this effect from Pubco.

2.8                     Exemptions. Pubco is relying upon an exemption from the prospectus and registration requirements of applicable Canadian securities laws (the “Canadian Securities Laws”) and, as a consequence, certain protections, rights and remedies provided by the Canadian Securities Laws, including statutory rights of rescission or damages, will not be available to the Priveco Security Holders.

2.9                     Canadian Resale Restrictions. Pubco is not currently a reporting issuer in any province or territory of Canada. However, Pubco hereby represents and warrants to the Selling Shareholders that it has applied for a listing of its common shares on the TSX Venture Exchange (the “TSXV”) and that it will use its commercially reasonable best efforts to obtain such listing as soon as practicable following execution of this Agreement. In the event that the common shares are not listed on the TSXV and Pubco does not otherwise become a reporting issuer in any province or territory of Canada, any applicable hold periods under the Canadian Securities Laws or any other Canadian jurisdiction may never expire, and the Pubco Securities may be subject to resale restrictions in Canada for an indefinite period of time. Additionally, resale of any of the Pubco Securities by the Priveco Security Holders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

3.                       REPRESENTATIONS AND WARRANTIES OF PRIVECO

As of the Closing, Priveco represents and warrants to Pubco, and acknowledges that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1                     Organization and Good Standing. Priveco is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Priveco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, except where the failure to be so qualified would not have a Material Adverse Effect on Priveco.

3.2                     Authority. Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively,

the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the transactions contemplated hereby have been duly authorized by Priveco’s board of directors. No other corporate or shareholder proceedings on the part of Priveco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated by this Agreement will be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, valid and binding obligations of Priveco enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3                     Capitalization of Priveco. The entire authorized capital stock and other equity securities of Priveco consists of: (i) an unlimited number of common shares (the “Priveco Common Stock”); (ii) an unlimited number of class A voting preferred shares (the “Priveco Class A Stock”); (iii) an unlimited number of class B voting preferred shares (the “Priveco Class B Stock”); an unlimited number of class C voting preferred shares (the “Priveco Class C Stock”); and (iv) an unlimited number of class D voting preferred shares (the “Priveco Class D Stock”). As of the date of this Agreement, there are: (i) 1,302,567 shares of Priveco Common Stock issued and outstanding; (ii) 4,164,552 shares of Priveco Class A Stock issued and outstanding; (iii) 4,490,968 shares of Priveco Class B Stock issued and outstanding; (iv) 6,114,243 shares of Priveco Class C Stock issued and outstanding; (iv) no shares of Priveco Class D Stock issued and outstanding; and (v) 3,040,148 Priveco Options outstanding and unexercised. Prior to Closing, approximately 5,816,917 shares of Priveco Class D Stock will be issued to the Selling Shareholders, which Priveco Class D Stock will be sold to Pubco on and pursuant to the terms of this Agreement. Schedule 1 assumes that such shares of Priveco Class D Stock are issued and outstanding. All of the issued and outstanding shares of Priveco have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the Province of Ontario and its Articles of Incorporation. Except as previously disclosed to Pubco and the Priveco Class A Stock, Priveco Class B Stock, Priveco Class C Stock, Priveco Class D Stock and the Priveco Options, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional common shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any common shares of Priveco Common Stock. Other than the Shareholders Agreement, there are no agreements purporting to restrict the transfer of any of the issued and outstanding shares of Priveco, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the shares of Priveco to which Priveco is a party or of which Priveco is aware.

3.4                     Capitalization of Priveco. At Closing, to the best knowledge of Priveco, the issued and outstanding Priveco Shares and outstanding and unexercised Priveco Options, respectively, will be as follows:

(i)

Schedule 1 contains a true and complete list of the holders of all issued and outstanding Priveco Shares, including each holder’s name, class and number of Priveco Shares held, assuming the issuance of the Priveco Class D Stock to be issued between the date hereof and Closing as described in Section 3.3, and

(ii)

Priveco has provided Pubco with a document containing a true and complete list of the Option Holders and all of the outstanding and unexercised Priveco Options, including each Option Holder’s name, address and number of Priveco Options held.

3.5                     Directors and Officers of Priveco. The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 3.

3.6                     Corporate Records of Priveco. The corporate records of Priveco, as required to be maintained by it pursuant to the laws of the Province of Ontario, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all material records required by the laws of the Province of Ontario, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.7                     Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Articles of Incorporation of Priveco, any of its subsidiaries or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco, any of its subsidiaries or any of their respective material property or assets.

3.8                     Actions and Proceedings. To the best knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or, to the best knowledge of Priveco, threatened against or affecting Priveco or which involves any of the business, or the properties or assets of Priveco that, if adversely resolved or determined, would have a Material Adverse Effect on Priveco. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on Priveco.

3.9                     Compliance.

(a)

To the best knowledge of Priveco, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco;

(b)

To the best knowledge of Priveco, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Priveco;

(c)

Priveco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement or where the failure to do so would not have a Material Adverse Effect on Priveco. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Priveco has not received any notice of any violation thereof, nor is Priveco aware of any valid basis therefore.

3.10                   Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other Person is necessary for the consummation by Priveco of the Transaction contemplated by this Agreement.

3.11                   Financial Representations. The consolidated audited balance sheets for Priveco for its last two fiscal years plus any consolidated unaudited balance sheets for Priveco dated on or before December 31, 2007 (the “Priveco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Priveco Financial Statements”) to be supplied on or before the Closing Date:

(a)	are in accordance with the books and records of Priveco;

(b)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with Canadian GAAP.

Priveco has not received any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.12                   Absence of Undisclosed Liabilities. Other than the costs and expenses incurred in connection with the negotiation and consummation of the Transaction, including Liabilities and obligations in respect of the termination of the employment of those Priveco employees set out in writing to Pubco on or prior to Closing (the “Terminated Employees”), Priveco does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $15,000, which:

(a)	are not set forth in the Priveco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Pubco; or

(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Priveco Financial Statements.

3.13                   Tax Matters.

(a)	As of the date hereof:

(i)

Priveco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco, and

	(ii)	all such returns are true and correct in all material respects;

(b)

Priveco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Priveco;

(c)

to the best knowledge of Priveco, Priveco is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

to the best knowledge of Priveco, the Priveco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Priveco for the accounting period ended on the Priveco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Priveco Accounting Date or for any profit earned by Priveco on or prior to the Priveco Accounting Date or for which Priveco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Priveco Financial Statements.

3.14                   Absence of Changes. Except as previously disclosed to Pubco, since the Priveco Accounting Date, Priveco has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice and costs and expenses incurred in connection with the negotiation and consummation of the Transaction, including Liabilities and obligations in respect of the termination of the employment of the Terminated Employees, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)	declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had or may be reasonably expected to have a Material Adverse Change on Priveco;

(g)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have a Material Adverse Effect on Priveco;

(h)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $15,000;

(i)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice or as contemplated by this Agreement; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.15                   Absence of Certain Changes or Events. Since the Priveco Accounting Date, there has not been:

(a)	a Material Adverse Effect with respect to Priveco; or

(b)	any material change by Priveco in its accounting methods, principles or practices.

3.16                   Subsidiaries. Except for Firsthand Technologies, Corp., a Delaware corporation, Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.17                   Personal Property. Priveco possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco as presently conducted and as represented to Pubco. All such property is used in the business of Priveco. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco is owned by Priveco free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as previously disclosed to Pubco.

3.18                   Intellectual Property

(a)

Intellectual Property Assets. Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

	(i)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

	(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

	(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco as licensee or licensor (collectively, the “Trade Secrets”).

(b)

Agreements. Priveco has previously provided Pubco with a complete and accurate list of all material contracts and agreements relating to the Intellectual Property Assets to which Priveco is a party or by which Priveco is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $15,000 under which Priveco is the licensee (the “Priveco Intellectual Property List”). To the best knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)

Intellectual Property and Know-How Necessary for the Business. Except as previously provided in the Priveco Intellectual Property List, Priveco is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as provided in the Priveco Intellectual Property List, all former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Priveco. No employee, director, officer or shareholder of Priveco owns directly or indirectly in whole or in part, any Intellectual Property Asset which Priveco is presently using or which is necessary for the conduct of its business. To the best knowledge of Priveco, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco.

(d)

Patents. Except as previously provided in the Priveco Intellectual Property List, Priveco does not hold any right, title or interest in and to any Patent and Priveco has not filed any patent application with any third party. To the best knowledge of Priveco, none of the products manufactured and sold, nor any process or know- how used, by Priveco infringes or is alleged to infringe any patent or other proprietary night of any other Person.

(e)

Trademarks. Except as previously provided in the Priveco Intellectual Property List, Priveco does not hold any right, title or interest in and to any Mark and Priveco has not registered or filed any application to register any Mark with any third party. To the best knowledge of Priveco, none of the Marks, if any, used by Priveco infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)

Copyrights. Priveco is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)

Trade Secrets. Priveco has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Priveco has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of Priveco. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19                   Insurance. The products sold by and the assets owned by Priveco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.20                   Employees and Consultants. All employees and consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period except for accrued but unpaid vacation pay. Priveco is not aware of any labor conflict with any employees that might reasonably be expected to have a Material Adverse Effect on Priveco. To the best knowledge of Priveco, no employee of Priveco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or any other nature of the business conducted or to be conducted by Priveco.

3.21                   Real Property. Priveco does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco is a party or is bound, as previously disclosed to Pubco, is legal, valid, binding enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.22                   Material Contracts and Transactions. Priveco has previously made available to Pubco each contract, agreement, license, permit, arrangement, commitment or instrument to which Priveco is a party and which is material to the conduct of the business of Priveco (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco. To the best knowledge of Priveco, the continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.23                   Certain Transactions. Priveco is not a guarantor or indemnitor of any indebtedness of any Person.

3.24                   No Brokers. Priveco has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.25                   Completeness of Disclosure. No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.                       REPRESENTATIONS AND WARRANTIES OF PUBCO

As of the Closing, Pubco represents and warrants to Priveco and the Priveco Shareholders and acknowledges that Priveco and the Priveco Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

4.1                     Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pubco is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a Material Adverse Effect on Pubco.

4.2                     Authority. Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3                     Capitalization of Pubco. The entire authorized capital stock and other equity securities of Pubco consists of: (i) 415,384,500 shares of common stock with a par value of $0.001 (the “Pubco Common Stock”); (ii) 100,000,000 shares of preferred stock with a par value of $0.001 (the “Pubco Preferred Stock”); (iii) options to purchase 19,000,000 shares of Pubco Common Stock; and (iv) warrants to purchase 5,000,000 shares of Pubco Common Stock (the “Pubco Warrants”). As of the date of this Agreement, there are: (i) 95,108,887 shares of Pubco Common Stock issued and outstanding; (ii) one share of Pubco Preferred Stock, designated as a Series A Special Voting Share issued and outstanding; (iii) options to purchase 18,248,674 shares of Pubco Common Stock outstanding and unexercised; and (iv) warrants to purchase 5,000,000 shares of Pubco Common Stock outstanding and unexercised. In addition, there are 1,849,180 preferred shares of 6789722 Canada Inc., a subsidiary of Pubco, which are exchangeable into 1,849,180 common shares of Pubco. All of the issued and outstanding shares of Pubco Common Stock and Pubco Preferred Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except for the Pubco Common Stock, Pubco Preferred Stock, options to purchase Pubco Common Stock, Pubco Warrants and exchangeable preferred shares of 6789722 Canada Inc. referred to above, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock. There are no agreements purporting to restrict the transfer of any of the issued and outstanding shares of Pubco, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the shares of Pubco to which Pubco is a party or of which Pubco is aware.

4.4                     Directors and Officers of Pubco. The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 4.

4.5                     Corporate Records of Pubco. The corporate records of Pubco, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

4.6                     Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its subsidiaries or any of their respective material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco, any of its subsidiaries or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco, any of its subsidiaries or any of their respective material property or assets.

4.7                     Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8                     Actions and Proceedings. Except as disclosed in the Pubco SEC Documents (hereinafter defined), to the best knowledge of Pubco, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now outstanding or pending or, to the best knowledge of Pubco, threatened against or affecting Pubco which involves any of the business, or the properties or assets of Pubco that, if adversely resolved or determined, would have a Material Adverse Effect on Pubco. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on Pubco.

4.9                     Compliance.

(a)

To the best knowledge of Pubco, Pubco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco;

(b)

To the best knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Pubco;

(c)

Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

4.10                   Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other Person is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11                   SEC Filings. Pubco is a registrant and reporting company under the Exchange Act. Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents. The Pubco SEC Documents constitute all of the documents and reports that Pubco was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

4.12                   Financial Representations. Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of April 30, 2007 and unaudited balance sheets for Pubco dated as of October 31, 2007 (the “Pubco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Pubco Financial Statements”). The Pubco Financial Statements:

(a)	are in accordance with the books and records of Pubco;

(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Pubco. Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

4.13                   Absence of Undisclosed Liabilities. Pubco has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

4.14                   Tax Matters.

(a)	As of the date hereof:

	(i)	except as previously disclosed to Priveco, Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(ii)	all such returns are true and correct in all material respects;

(b)

Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Pubco;

(c)

Pubco is not presently under and has not received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

To the best knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

4.15                   Absence of Changes. Since the Pubco Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, Pubco has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $15,000;

(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.16                   Absence of Certain Changes or Events. Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)	a Material Adverse Effect with respect to Pubco; or

(b)	any material change by Pubco in its accounting methods, principles or practices.

4.17                   Subsidiaries. Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except as disclosed in the Pubco SEC Documents.

4.18                   Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents. Pubco possesses, and has good and marketable title of all property necessary for the continued operation of the business of Pubco as presently conducted and as represented to Priveco and the Selling Shareholders. All such property is used in the business of Pubco. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco is owned by Pubco free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as previously disclosed to Priveco.

4.19                   Intellectual Property

(a)

Intellectual Property Assets. Pubco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Pubco as it is currently conducted (collectively, the “Pubco Intellectual Property Assets”), including:

	(i)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Pubco Marks”);

	(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Pubco Patents”);

	(iii)	all copyrights in both published works and unpublished works (collectively, the “Pubco Copyrights”); and

(iv)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Pubco as licensee or licensor (collectively, the “Pubco Trade Secrets”).

(b)

Agreements. Pubco has previously provided Priveco with a complete and accurate list of all material contracts and agreements relating to the Pubco Intellectual Property Assets to which Pubco is a party or by which Pubco is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $15,000 under which Pubco is the licensee (the “Pubco Intellectual Property List”). To the best knowledge of Pubco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)

Intellectual Property and Know-How Necessary for the Business. Except as previously provided in the Pubco Intellectual Property List, Pubco is the owner of all right, title, and interest in and to each of the Pubco Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Pubco Intellectual Property Assets. Except as provided in the Pubco Intellectual

Property List, all former and current employees and contractors of Pubco have executed written contracts, agreements or other undertakings with Pubco that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Pubco. No employee, director, officer or shareholder of Pubco owns directly or indirectly in whole or in part, any Pubco Intellectual Property Asset which Pubco is presently using or which is necessary for the conduct of its business. To the best knowledge of Pubco, no employee or contractor of Pubco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Pubco.

(d)

Patents. Except as previously provided in the Pubco Intellectual Property List, Pubco does not hold any right, title or interest in and to any Pubco Patent and Pubco has not filed any patent application with any third party. To the best knowledge of Pubco, none of the products manufactured and sold, nor any process or know-how used, by Pubco infringes or is alleged to infringe any patent or other proprietary night of any other Person.

(e)

Trademarks. Except as previously provided in the Pubco Intellectual Property List, Pubco does not hold any right, title or interest in and to any Pubco Mark and Pubco has not registered or filed any application to register any Pubco Mark with any third party. To the best knowledge of Pubco, none of the Pubco Marks, if any, used by Pubco infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)

Copyrights. Pubco is the owner of all right, title, and interest in and to each of the Pubco Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. If applicable, all registered Pubco Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Pubco, no Pubco Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Pubco Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Pubco Copyrights have been marked with the proper copyright notice.

(g)

Trade Secrets. Pubco has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Pubco Trade Secrets. Pubco has good title and an absolute right to use the Pubco Trade Secrets. The Pubco Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Pubco, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of Pubco. No Pubco Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

4.20                   Insurance. The products sold by and the assets owned by Pubco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Pubco, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

4.21                   Employees and Consultants. To the best knowledge of Pubco, no employee of Pubco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Pubco or any other nature of the business conducted or to be conducted by Pubco.

4.22                   Real Property. Pubco does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Pubco Leases”) to which Pubco is a party or is bound, as disclosed in writing to Priveco or as disclosed in the Pubco SEC Documents, is legal, valid, binding enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Pubco pursuant to any such Pubco Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Pubco Leases. The Pubco Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Pubco has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Pubco Leases or the leasehold property pursuant thereto.

4.23                   Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments or understandings, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party (the “Pubco Contracts”) except as previously disclosed to Priveco or as disclosed in the Pubco SEC Documents. Pubco has made available to Priveco and the Selling Shareholders each Pubco Contract. Each Pubco Contract is in full force and effect, and there exists no material breach or violation of or default by Pubco under any Pubco Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Pubco Contract by Pubco. To the best knowledge of Pubco, the continuation, validity, and effectiveness of each Pubco Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Pubco Contract.

4.24                   Certain Transactions. Except as previously disclosed to Priveco or as disclosed in the Pubco SEC Documents, Pubco is not a guarantor or indemnitor of any indebtedness of any Person.

4.25                   No Brokers. Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.26                   Internal Accounting Controls. Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.27                   Listing and Maintenance Requirements. Pubco is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the FINRA or any trading market on which Pubco’s common stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market. No securities commission or other regulatory authority has issued any order preventing or suspending the trading of the Pubco securities or prohibiting the issuance of Pubco Shares to be delivered hereunder, and, to Pubco’s knowledge, no proceedings for such purpose are pending or threatened.

4.28                   No SEC or FINRA Inquiries. Neither the Pubco nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA. Pubco currently does not have any outstanding comment letters or other correspondences from the SEC or FINRA.

4.29                   Completeness of Disclosure. No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.                       CLOSING CONDITIONS

5.1                     Conditions Precedent to Closing by Pubco. The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of Priveco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco will have delivered to Pubco a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Priveco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Priveco and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the Priveco Documents, the Priveco Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)

Remaining Priveco Shareholders. To the extent that there are any Remaining Priveco Shareholders who have not returned a duly completed and executed Letter of Transmittal together with the certificates representing the Priveco Shares held by them (each a “Forced Shareholder”), the Chief Executive Officer of Priveco as attorney for the Forced Shareholders in accordance with Section 4.8(e) of the Shareholder Agreement, in the name of the Forced Shareholder, shall have executed and delivered (i) all documents and instruments to give effect to the purchase by Pubco of the Priveco Shares held by such Forced Shareholder in accordance with this Agreement and the Shareholder Agreement, to establish a binding contract of purchase and sale between each of the Forced Shareholders and Pubco and (ii) all deeds, transfers, assignments and assurances necessary to effectively transfer any Priveco Shares held by any Forced Shareholder to Pubco; provided that the Pubco Shares to be issued in consideration for such Priveco Shares shall have been deposited into escrow in a form agreed to between Priveco and Pubco.

(e)

Escrow Agreement. The Selling Shareholders and Priveco shall have entered into an escrow agreement with Pubco whereby the Selling Shareholders will deposit into escrow a prescribed number of the Pubco Shares issuable to them pursuant to this Agreement in the event that Priveco does not have a specified level of cash on the Closing Date and does not receive certain amounts of scientific research and experimental development tax credits.

(f)	Secretary’s Certificate – Priveco. Pubco will have received a certificate from the Secretary of Priveco attaching:

	(i)	a copy of Priveco’s Articles of Incorporation as amended through the Closing Date; and

	(ii)	copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(g)

Legal Opinion – Priveco. Pubco will have received an opinion, dated as of the Closing Date, from counsel for Priveco, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to Pubco and its counsel.

(h)	Third Party Consents. Pubco will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.

(i)

Severance Agreements. Pubco will (i) have received from Priveco copies of all executed agreements, which agreements will be effective before Closing, that evidence the severance arrangements with respect to the Terminated Employees, and (ii) be satisfied with such agreements.

(j)	No Material Adverse Change. No Material Adverse Effect will have occurred in respect of Priveco since the date of this Agreement.

(k)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii) cause the Transaction to be rescinded following consummation.

(l)

Capitalization of Priveco. Priveco will have no more than 1,435,343 shares of Priveco Common Stock, 4,164,552 shares of Priveco Class A Stock, 4,490,968 shares of Priveco Class B Stock, 6,114,243 shares of Priveco Class C Stock and approximately 5,816,917 shares of Priveco Class D Stock issued and outstanding on the Closing Date. Other than the Priveco Options and the Priveco Shares described above, there will be no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any shares of Priveco Common Stock.

(m)	No Convertible Debt. On Closing, Priveco will have no outstanding convertible debt.

(n)

Delivery of Financial Statements. Priveco will have delivered to Pubco the Priveco Financial Statements, which financial statements will include audited financial statements for Priveco’s two fiscal years, prepared in accordance with Canadian GAAP.

(o)

Priveco Working Capital. On Closing, Priveco will have cash of not less than $5,750,000 and working capital (defined as current assets less current liabilities and long term liabilities) of not less than $6,900,001 (net of the costs of Priveco associated with the Transaction), which includes scientific research and experimental development (“SRED”) cash refunds accrued as of the date of this Agreement of $1,125,000, provided that such amounts will be reduced by the amounts paid or payable to any Terminated Employee in connection with the termination of his or her employment with Priveco (the “Severance Amounts”).

(p)

SRED Refund/Credit. Priveco will have submitted, or will provide evidence to Pubco and the Selling Shareholders that Priveco is entitled to submit, SRED claims for SRED cash refunds (or SRED credits in the case of any amounts claimed after the date of this Agreement) of at least $1,125,000.

5.2                     Conditions Precedent to Closing by Priveco. The obligation of Priveco and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Priveco and the Selling Shareholders and may be waived by Priveco and the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco will have delivered to Priveco and the Selling Shareholders a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Pubco are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Transaction Documents. This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)

Legal Opinion – Pubco. Priveco and the Priveco Shareholders will have received a legal opinion, dated as of the Closing Date, from counsel for Pubco, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to Priveco, the Selling Shareholders and their respective counsel.

(e)

Third Party Consents. Priveco will have received from Pubco duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or Person contemplated by this Agreement, in the form and substance reasonably satisfactory to Priveco.

(f)	No Material Adverse Change. No Material Adverse Effect will have occurred in respect of Pubco since the date of this Agreement.

(g)	Capitalization of Pubco. Pubco will have no more than 95,108,887 shares of Pubco Common Stock and one (1) share of Pubco Preferred Stock issued and outstanding on the Closing Date. Other than the Pubco Warrants, Pubco Options and exchangeable preferred shares of 6789722 Canada Inc. referred to in Section 4.3 hereof, there will be no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco stock.

(h)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

	(ii)	cause the Transaction to be rescinded following consummation.

(i)

Options. Pubco shall provide evidence that it has granted the Pubco Options to all Retained Option Holders, subject only to each such Retained Option Holder executing the option agreements to be delivered by Pubco pursuant to Section 6.18 hereof.

6.                       ADDITIONAL COVENANTS OF THE PARTIES

6.1                     Notification of Financial Liabilities. Priveco will immediately notify Pubco in accordance with Section 10.6 hereof, if Priveco receives any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, Liabilities, revenues, or expenses. Pubco will immediately notify Priveco and the Selling Shareholders in accordance with Section 10.6 hereof, if Pubco receives any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Pubco, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, the covenants contained in this Section will survive Closing and continue in full force and effect.

6.2                     Access and Investigation. Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other, the Selling Shareholders and their respective representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)	furnish the other, the Selling Shareholders and their respective representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as may be otherwise reasonably requested; and

(c)	furnish the other, the Selling Shareholders and their respective representatives with such additional financial, operating, and other data and information as may be reasonably requested.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to cooperate with the other party and its representatives in connection with such investigations.

6.3                     Confidentiality. All information regarding the business of Priveco including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco’s business. Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

6.4                     Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5                     Exclusivity. Until the earlier of Closing or such time, if any, as this Agreement is terminated pursuant to this Agreement and other than any current acquisitions or transactions being considered by Pubco, (i) Priveco and Pubco will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-

public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement, and (ii) Pubco will not, directly or indirectly, solicit, initiate, entertain, make or accept any inquiries or proposals from, discuss or negotiate with, provide or request any non-public information to, or consider the merits of any transaction involving the acquisition by Pubco of the business or assets (other than in the ordinary course of business) or any of the capital stock of any Person other than Priveco.

6.6                     Conduct of Priveco and Pubco Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with Persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with Persons having business dealings with it.

6.7                     Certain Acts Prohibited – Priveco. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco will not, without the prior written consent of Pubco:

(a)	amend its Articles of Incorporation;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;

(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not:

(i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock, or

(ii) split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock; or

(f)

not materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person.

6.8                     Certain Acts Prohibited - Pubco. Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Pubco will not, without the prior written consent of Priveco:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;

(c)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco Common Stock;

(d)

do any of the following without a concurrent adjustment to the consideration deliverable hereunder for the transfer of the Priveco Shares and Priveco Options as may be necessary to ensure that the percentage ownership of Pubco by the Priveco Shareholders and Retained Option Holders following Closing on a fully diluted basis is unaffected by such action, to the satisfaction of Priveco and the Selling Shareholders as evidenced in writing:

(i)

issue, deliver or sell any shares of the Pubco Common Stock (other than those shares of Pubco Common Stock that may be issued as a result of the exercise of any outstanding options, warrants or other convertible securities), or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities,

(ii) declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco Common Stock, or

(iii) split, combine or reclassify any Pubco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Pubco Common Stock; or

(e)	materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such Person.

6.9                     Public Announcements. Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

6.10                   Severance Agreements. Between the date of this Agreement and the Closing Date, and upon approval of Pubco, Priveco will have made necessary arrangements to terminate the employment of all Terminated Employees. Priveco agrees to provide copies of all such severance agreements, which severance agreements will be effective before Closing, that evidence such terminations at or prior to Closing. Pubco will have no recourse in respect of any liabilities of Priveco that may arise before or after the date hereof or before or after the date of Closing with respect to the termination of the Terminated Employees and, for greater certainty, such liabilities will not be subject to indemnification.

6.11                   Escrow Agreement. On Closing, the Selling Shareholders, Priveco, Pubco and an escrow agent (the “Escrow Agent”) will enter into an escrow agreement (the “Escrow Agreement”), whereby the Selling Shareholders will deposit into escrow such number of the Pubco Shares (the “Escrowed Shares”) issuable to them pursuant to this Agreement as set out in the Escrow Agreement as security for Priveco (i) meeting certain cash requirements as set out in Section 6.12 hereof, if evidence of satisfaction of such cash requirements is not provided on or before Closing, and (ii) accruing SRED claims for certain amounts of SRED cash refunds (or SRED credits in the case of any amounts claimed after the date of this Agreement) as set out in Section 6.13 hereof. In the event that Priveco fails to (i) meet the prescribed cash requirements and/or (ii) accrue SRED claims for the prescribed amount of SRED cash refunds, within the specified time periods, the Escrow Agent will return all or a portion of the Escrowed Shares to Pubco for cancellation in accordance with the terms of the Escrow Agreement.

6.12                   Priveco Cash. In the event that Priveco has less than $6,000,000 in cash on Closing, less the Severance Amounts, the Selling Shareholders covenant and agree to provide, or arrange to provide, up to $250,000 in cash (the “Cash Top Up”), which Cash Top Up may be paid through the conversion of non-cash working capital (excluding any SRED claims received after the date that is one year from the Closing Date) into cash, no later than the date that is one (1) year from the Closing Date (the “Cash Date”). In the event that the Selling Shareholders do not provide, or arrange to provide, any amount of cash up to the Cash Top Up by the Cash Date, such number of the Escrowed Shares as set out in the Escrow Agreement will be returned to Pubco for cancellation.

6.13                   SRED Refund/Credit. In the event that Priveco receives SRED claims for SRED cash refunds of less than $1,125,000, the Selling Shareholders covenant and agree to provide, or arrange to provide, up to $1,125,000 in cash (the “SRED Top Up”) no later than the date that is eighteen (18) months from the Closing Date (the “SRED Date”). In the event that the Selling Shareholders do not provide, or arrange to provide, any amount of cash up to the SRED Top Up by the SRED Date, such number of the Escrowed Shares as set out in the Escrow Agreement will be returned to Pubco for cancellation. Priveco hereby covenants and agrees with the Selling Shareholders that it will use its commercially reasonable best efforts to satisfy the following: (i) on or before the Closing Date, it shall have applied for all applicable federal and provincial SRED claims relating to financial periods ending on or before December 31, 2007 (the “2007 Claim”); and (ii) within the earlier of (A) eight (8) months from the Closing Date and (B) forty-five (45) days of the receipt of a refund for the 2007 Claim, Priveco shall apply for all applicable federal and provincial SRED claims relating to the financial periods commencing January 1, 2008 and ending on the date of execution of this Agreement by all parties hereto.

6.14                   Board of Directors. Pubco shall take such steps as may be necessary to replace all directors and officers of Priveco effective immediately upon Closing with directors and officers of Pubco’s choosing.

6.15                   Preservation of Records. Following the Closing Date, Pubco and Priveco covenant and agree that they will preserve, and make available to the Selling Shareholders on reasonable request, all minute books, corporate and financial records and tax returns of Priveco for a period of six (6) years from the Closing Date, or for such longer period as is required by any applicable Law, or as relates to the applicable statutory limitation period as regards any possible claims that may relate to the relevant records, but neither Pubco nor Priveco shall be responsible or liable to the Selling Shareholders for or as a result of any accidental loss or destruction of or damage to any such records.

6.16                   Delivery of Mail. In the event that Pubco or Priveco receive after the Closing Date mail or other communications which directly relate to any of the Selling Shareholders or which may affect any of the Selling Shareholders, it shall take commercially reasonable steps to forward, deliver or cause to be delivered all such mail and the contents thereof to such Selling Shareholders.

6.17                   TSX Venture Exchange Listing. Pubco shall use its commercially reasonable best efforts to obtain a listing of its common shares on the TSXV as soon as practicable following execution of this Agreement and thereby become a reporting issuer in the provinces of British Columbia and Alberta concurrent with the listing of its common shares on the TSXV and upon such listing and becoming a reporting issuer, to maintain such listing and its status as a reporting issuer not in default for a period of not less than two (2) years following the Closing Date, provided that this covenant will only apply so long as Pubco has a class of securities listed on a stock exchange or quotation system. Until the Pubco common shares are listed on the TSXV and Pubco is a reporting issuer in the provinces of British Columbia and Alberta, Pubco shall use its commercially reasonable best efforts to maintain (i) the quotation of its common shares on the OTC Bulletin Board (or on such other stock exchanges or quotation systems in Canada or the United States as Pubco may determine), and (ii) the registration of its common shares under the Exchange Act.

6.18                   Option Agreements. Pubco shall deliver to the Retained Option Holders option agreements and other documentation as may be required to evidence the grant of Pubco Options to such Retained Option Holders as per the terms of Section 2.3A hereof.

6.19                   Directors and Officers Insurance. Provided that the premiums covering such period are paid by Priveco on or prior to Closing, for a period of three (3) years after the Closing Date, Pubco covenants to maintain in effect, or cause Priveco to maintain in effect, Priveco’s directors’ and officers’ liability insurance existing as of the Closing Date covering those Persons covered by such insurance immediately prior to the Closing.

7.                       CLOSING

7.1                     Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2                     Closing Deliveries of Priveco and the Priveco Shareholders. At Closing, Priveco and the Priveco Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;

(b)

if any of the Priveco Shareholders appoint any Person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Priveco Shareholder, a valid and binding power of attorney or equivalent from such Priveco Shareholder;

(c)

share certificates representing the Priveco Shares as required by Section 2.3 of this Agreement or, if applicable, a lost certificate indemnity in a form satisfactory to Pubco acting reasonably, provided that in the event that any Remaining Priveco Shareholder fails to deliver the share certificates representing the Priveco Shares held by such shareholder and fails to deliver an acceptable lost certificate indemnity, the Pubco Shares to be issued to such Remaining Priveco Shareholder shall be deposited into escrow in a form agreed to between Priveco and Pubco until such time as such Remaining Priveco Shareholder delivers such certificates or lost certificate indemnity;

(d)

all certificates and other documents required by Sections 2.3, and 5.1 of this Agreement provided that in the event that any Remaining Priveco Shareholder fails to deliver the certificates and other documents required by Section 2.3, the share certificates representing the Priveco Shares held by such shareholder and fails to deliver an acceptable lost certificate indemnity, the Pubco Shares to be issued to such Remaining Priveco Shareholder shall be deposited into escrow in a form agreed to between Priveco and Pubco until such time as such Remaining Priveco Shareholder delivers such certificates or documents;

(e)	a certificate of an officer of Priveco, dated as of Closing, certifying that:

	(i)	each covenant and obligation of Priveco has been complied with; and

	(ii)	each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing;

(f)	the Priveco Documents, the Priveco Financial Statements and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction;

(g)	copies of all agreements and arrangements required by Section 6.10, Section 6.11, Section 6.12 and Section 6.13 of this Agreement.

7.3                     Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

(b)	all certificates and other documents required by Section 5.2 of this Agreement;

(c)	a certificate of an officer of Pubco, dated as of Closing, certifying that:

(i) each covenant and obligation of Pubco has been complied with; and

(ii) each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing; and

(d)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction.

7.4                     Additional Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the share certificates representing the Pubco Shares with those certificates representing Pubco Shares issuable to Remaining Priveco Shareholders who have not returned all documentation required by this Agreement to be placed into escrow as per the terms hereof;.

8.                       TERMINATION

8.                    1 Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Priveco;

(b)

Pubco, if there has been a material breach by Priveco or any of the Priveco Security Holders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Priveco Security Holders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco or the Priveco Security Holders that by its nature cannot be cured);

(c)

Priveco or any of the Selling Shareholders, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco or such Selling Shareholder(s), within ten business days after notice of such breach is given by Priveco or the Selling Shareholder(s) (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)

Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to 21 days after the delivery of the Priveco Financial Statements, unless the parties hereto agree to extend such date in writing;

(e)

Pubco or Priveco if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable; or

(f)	if the Transaction has not been consummated prior to March 31, 2008.

8.2                     Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.                       INDEMNIFICATION, REMEDIES, SURVIVAL

9.1                     Certain Definitions. For the purposes of this Article 9 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco including damages for lost profits or lost business opportunities.

9.2                     Agreement of Priveco to Indemnify. Priveco will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3                     Agreement of the Priveco Security Holders to Indemnify. The Selling Shareholders will each, severally and not jointly and severally, indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by such Selling Shareholder of Section 2.2 of this Agreement; or

(b)

any misstatement, misrepresentation or breach of the representations and warranties made by such Selling Shareholder contained in or made pursuant to the Regulation S Certificate or Rule 506 Certificate executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 and Section 2.3A of this Agreement.

9.4                     Agreement of Pubco to Indemnify. Pubco will indemnify, defend, and hold harmless, to the full extent of the law, Priveco and the Priveco Security Holders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Priveco Security Holders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.5                     Limitation on Indemnity. Any party entitled to indemnification under Sections 9.2, 9.3 or 9.4 shall only be entitled to indemnification in respect of any Losses after the aggregate amount of such Losses exceeds $50,000, at which point the indemnified party shall be entitled to recover the entire amount of such Losses from the first dollar (including the first $50,000).

10.                     MISCELLANEOUS PROVISIONS

10.1                    Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2                     Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3                     Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4                     Expenses. Pubco and Priveco will bear their respective costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of their respective agents, representatives and accountants, provided that if the Closing does not occur on or prior to February 1, 2008 solely due to the actions or inactions of Pubco, including but not limited to failure by Pubco to obtain any regulatory or shareholder approvals, then Pubco shall be responsible for the costs incurred by Priveco and the Priveco Security Holders in furtherance of and closing of the Transaction after February 1, 2008. Prior to the Closing Date, Priveco will reimburse the Selling Shareholders with respect to reasonable out-of-pocket expenses and legal fees and disbursements incurred by each of the Selling Shareholders in connection with the Transaction contemplated hereby, including without limitation the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement, up to $25,000 per Selling Shareholder to an aggregate maximum of $75,000 (or such greater amount as may be agreed to by Priveco and the Selling Shareholders)(the “Legal Cost Reimbursement”). For greater clarity, the Legal Cost Reimbursement will be deducted from the cash or the working capital amount, as appropriate, referred to in Section 5.1(o) hereof.

10.5                     Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6                     Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco:

Firsthand Technologies Inc.
Suite 300, 350 Terry Fox Drive
Ottawa, Ontario, Canada K2K 2P5

Attention:                     Mike Kelly
Telephone:                   (613) 254-8886
Facsimile:                      (613) 254-8887

With a copy (which will not constitute notice) to:

 LaBarge Weinstein Professional Corporation
Suite 800, 515 Legget Drive
Ottawa, Ontario K2K 3G4

Attention:                     Shane McLean
Telephone:                   (613) 599-9600 ext. 262
Facsimile:                      (613) 599-0018

If to any of the Priveco Security Holders to the addresses set forth for such Priveco Security Holders in the Priveco shareholder register.

If to Pubco:

CounterPath Corporation
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, British Columbia V7X 1M3

Attention:                     David Karp
Telephone:                   (604) 628-9364
Facsimile:                      (604) 320-3399

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia, Canada
V6C 3H1

Attention:                     Virgil Z. Hlus
Telephone:                   (604) 687-5700
Facsimile:                       (604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

10.7                     Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8                     Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those Persons party to this Agreement.

10.9                     Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10                   Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

10.11                   Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12                   Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13                   Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the Provinces of British Columbia or Ontario, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.14                   Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15                   Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.16                   Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

COUNTERPATH CORPORATION

/s/ Greg Pelling
Per:	Authorized Signatory Name: Greg Pelling Title: Chief Executive Officer

FIRSTHAND TECHNOLOGIES INC.

/s/ David Hattey
Per:	Authorized Signatory Name: David Hattey Title: Chief Executive Officer

COVINGTON CAPITAL CORPORATION
as agent for COVINGTON VENTURE FUND INC.

/s/ Scott Clark
Per:	Authorized Signatory Name: Scott Clark Title: Managing Director

SKYPOINT II, G.P. CO. INC., as Nominee

/s/ Leo Lax
Per:	Authorized Signatory Name: Leo Lax Title: Chief Executive Officer

SKYPOINT II, G.P. CO. (US), INC., as Nominee

/s/ Leo Lax
Per:	Authorized Signatory Name: Leo Lax Title: Chief Executive Officer

BDC CAPITAL INC.

/s/ Roch Charbonneau
Per:	Authorized Signatory Name: Roch Charbonneau Title: Director

/s/ Glenn Egan
Per:	Authorized Signatory Name: Glenn Egan Title: Vice President

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT
AMONG COUNTERPATH CORPORATION, FIRSTHAND TECHNOLOGIES INC. AND
THE SELLING SHAREHOLDERS AND OPTION HOLDERS AS SET OUT IN THE SHARE
EXCHANGE AGREEMENT

THE PRIVECO SHAREHOLDERS

Name	Class and Number of Priveco Shares held before Closing[1]	Total Number of Pubco Shares to be issued by Pubco on Closing[1]
Alain Mouttham	125,000 Class A Voting Preferred Shares	1
Valentine Lee	50,000 Class A Voting Preferred Shares	1
Covington Venture Fund Inc. a/c 104072-053	2,200,000 Class A Voting Preferred Shares (in name of Royal Trust Corporation in trust for account #104072-010 (New Millennium)) 2,185,669 Class B Voting Preferred Shares (in name of RBC Global Services in trust for account #104072-010) 1,709,761 Class C Voting Preferred Shares (in name of Covington Venture Fund Inc.) 1,938,976 Class D Voting Preferred Shares (in name of Covington Venture Fund Inc.)	9,072,622
Venturelab Beta, LLC	172,879 Common Shares	1
Venturelab Delta, LLC	58,850 Common shares, 84,873 Class A Voting Preferred Shares	1
Venturelab Epsilon, LLC	256,179 Class A Voting Preferred Shares	1
Venturelab Zeta, LLC	150,000 Class A Voting Preferred Shares	1
Venturelab Theta, LLC	119,630 Class B Voting Preferred Shares	1
Venturelab Partners, LLC	168,420 Class C Voting Preferred Shares	390,228

________________________________________
1 The total number of Pubco Shares to be issued to each Priveco Shareholder shall be adjusted on Closing to reflect the actual number of Class D Voting Preferred Shares issuable by Priveco immediately prior to closing to the extent such number deviates from the total number of Class D Voting Preferred Shares set out in this table and in the body of this Agreement. The allocation of Pubco Shares set out in this table and any subsequent adjustment on account of a variation in the number of Class D Voting Preferred Shares is made based on the liquidation preferences attaching to the Priveco Shares in the Priveco articles of incorporation and using an agreed value of $0.45 per Pubco Share.

Name	Class and Number of Priveco Shares held before Closing[1]	Total Number of Pubco Shares to be issued by Pubco on Closing[1]
The Vechery Family Trust	73,500 Class A Voting Preferred Shares	1
The Trustees of Columbia University in the City of New York	757,843 Common Shares, 25,000 Class A Voting Preferred Shares	1
Skypoint II, G.P. Co. Inc., as nominee	1,134,840 Class A Voting Preferred Shares 2,066,987 Class B Voting Preferred Shares 1,616,921 Class C Voting Preferred Shares 1,833,690 Class D Voting Preferred Shares	8,579,979
Skypoint II, G.P. Co. (US), Inc., as nominee	65,160 Class A Voting Preferred Shares 118,682 Class B Voting Preferred Shares 92,840 Class C Voting Preferred Shares 105,286 Class D Voting Preferred Shares	492,644
Santo Pittsman	21,500 Common Shares	1
Blake Technologies, Ltd.	55,332 Common Shares	1
Mark Coles	21,500 Common Shares	1
John G. Coles	128,443 Common Shares	1
Skymeadow Ventures LLC	205,758 Common Shares	1
Spectrum Law Group	3,363 Common Shares	1
Michael Tompkins	9,875 Common Shares	1
BDC Capital Inc.	2,526,301 Class C Voting Preferred Shares 1,938,965 Class D Voting Preferred Shares	10,964,511
Total shares:		29,500,000

SCHEDULE 2A
TO THE SHARE EXCHANGE AGREEMENT
AMONG COUNTERPATH CORPORATION, FIRSTHAND TECHNOLOGIES INC. AND
THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE
AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) and options (the “Pubco Options”) of COUNTERPATH CORPORATION, a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated January 28, 2008 (the “Agreement”), among Pubco, Firsthand Technologies Inc., a Ontario corporation (“Priveco”) and certain shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”). Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in the Agreement. The undersigned Security Holder hereby agrees, acknowledges, represents and warrants that:

          1.      the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

          2.      none of the Pubco Shares or the Pubco Options (the Pubco Shares and the Pubco Options collectively referred to as, the “Pubco Securities”) have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

          3.      the Security Holder understands and agrees that offers and sales of any of the Pubco Securities prior to the expiration of a period of one year after the date of original issuance of the Pubco Securities (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

          4.      the Security Holder understands and agrees not to engage in any hedging transactions involving any of the Pubco Securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

          5.      the Security Holder is acquiring the Pubco Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Securities in the United States or to U.S. Persons;

          6.      the Security Holder has not acquired the Pubco Securities as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Pubco Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Securities; provided, however, that the Security Holder may sell or otherwise dispose of the Pubco Securities pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

          7.      the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

          8.      except as set out in the Agreement, Pubco has not undertaken, and will have no obligation, to register any of the Pubco Securities under the U.S. Securities Act;

          9.      Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Security Holder contained in the Agreement and this Certificate, and the Security Holder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Security Holder not being true and correct;

          10.      the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Securities and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

          11.      the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Securities under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

          12.      the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Securities under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

          13.      the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Securities;

(b)

the undersigned is acquiring the Pubco Securities pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Securities under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Securities; and

(d)	the acquisition of the Pubco Securities by the undersigned does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

          14.      the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Securities; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

          15.      the undersigned is not aware of any advertisement of any of the Pubco Securities and is not acquiring the Pubco Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

          16.      except as set out in the Agreement, no Person has made to the undersigned any written or oral representations:

(a)	that any Person will resell or repurchase any of the Pubco Securities;

(b)	that any Person will refund the purchase price of any of the Pubco Securities;

(c)	as to the future price or value of any of the Pubco Securities; or

(d)

that any of the Pubco Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Securities on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

          17.      none of the Pubco Securities are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the undersigned that any of the Pubco Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

          18.      the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Securities as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Pubco Securities;

          19.      neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Securities;

          20.      the Pubco Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a Person in the United States;

          21.      the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

          22.      the undersigned understands and agrees that the Pubco Securities will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND

“U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

          23.      the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate; and

          24.      the undersigned is the beneficial owner of the Priveco Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;

          25.      other than the Shareholder Agreement and the constating documents of Priveco, there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the undersigned or any other Person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Priveco Shares or the ownership thereof;

          26.      no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Priveco Shares or require the undersigned to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Priveco Shares other than under this Agreement; and

          27.      the undersigned waives all claims and actions connected with the issuance of or rights attached to the Priveco Shares, including without limitation, the benefit of any representations, warranties and covenants in favour of the undersigned contained in any share purchase or subscription agreement(s) for such Priveco Shares; and any registration, liquidation, or any other rights by and between or among the undersigned and any other Person, which may be triggered as a result of the consummation of the Transaction.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date: __________________________________, _________

Signature

Print Name

Title (if applicable)

Address

SCHEDULE 2B
TO THE SHARE EXCHANGE AGREEMENT
AMONG COUNTERPATH CORPORATION, FIRSTHAND TECHNOLOGIES INC. AND
THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE
AGREEMENT

CERTIFICATE OF U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) and options (the “Pubco Options”) of COUNTERPATH CORPORATION, a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated January 28, 2008 (the “Agreement”), among Pubco, Firsthand Technologies Inc., a Ontario corporation (“Priveco”) and certain shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”). Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in the Agreement. The undersigned Security Holder hereby agrees, acknowledges, represents and warrants that:

          1.      the undersigned satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the undersigned satisfies.)

_______	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

_______	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000.

_______	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_______	Category 6	A director or executive officer of the Company.

_______	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Security Holders claiming to satisfy one of the above categories of Accredited Investor may be required to supply Pubco with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the undersigned's status as an Accredited Investor.

If the Security Holder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

__________________________________________________________________________________

          2.      none of the Pubco Securities have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

          3.      the Security Holder understands and agrees that offers and sales of any of the Pubco Securities shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

          4.      the Security Holder understands and agrees not to engage in any hedging transactions involving any of the Pubco Securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

          5.      the Security Holder is acquiring the Pubco Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Securities in the United States or to U.S. Persons;

          6.      except as set out in the Agreement, Pubco has not undertaken, and will have no obligation, to register any of the Pubco Securities under the U.S. Securities Act;

          7.      Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Security Holder contained in the Agreement and this Certificate, and the Security Holder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Security Holder not being true and correct;

          8.      the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Securities and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

          9.     the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Securities under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

          10.      the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Securities under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

          11.      the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Securities; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

          12.      the undersigned is not aware of any advertisement of any of the Pubco Securities and is not acquiring the Pubco Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

          13.      except as set out in the Agreement, no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Securities;

(b)	that any person will refund the purchase price of any of the Pubco Securities;

(c)	as to the future price or value of any of the Pubco Securities; or

(d)

that any of the Pubco Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Securities on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

          14.      none of the Pubco Securities are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the undersigned that any of the Pubco Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

          15.      the undersigned is acquiring the Pubco Securities as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Securities;

          16.      neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Securities;

          17.      the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

          18.      the undersigned understands and agrees that the Pubco Securities will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

          19.      the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.;

          20.      the undersigned is the beneficial owner of the Priveco Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;

          21.      other than the Shareholder Agreement and the constating documents of Priveco, there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the undersigned or any other Person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Priveco Shares or the ownership thereof;

          22.      no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Priveco Shares or require the undersigned to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Priveco Shares other than under this Agreement; and

          23.      the undersigned waives all claims and actions connected with the issuance of or rights attached to the Priveco Shares, including without limitation, the benefit of any representations, warranties and covenants in favour of the undersigned contained in any share purchase or subscription agreement(s) for such Priveco Shares; and any registration, liquidation, or any other rights by and between or among the undersigned and any other Person, which may be triggered as a result of the consummation of the Transaction.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

Date: __________________________________, _________

Signature

Print Name

Title (if applicable)

Address

SCHEDULE 3
TO THE SHARE EXCHANGE AGREEMENT
AMONG COUNTERPATH CORPORATION, FIRSTHAND TECHNOLOGIES INC. AND
THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE
AGREEMENT

DIRECTORS AND OFFICERS OF PRIVECO

Directors:
David Hattey
Ken Millard
Jane Mowat
Leo Lax
Will Jin
Roch Charbonneau
Alain Mouttham

Officers:
Name	Office
David Hattey	President and Chief Executive Officer
Mike Kelly	Chief Financial Officer
Alain Mouttham	Chief Technology Officer

SCHEDULE 4
TO THE SHARE EXCHANGE AGREEMENT
AMONG COUNTERPATH CORPORATION, FIRSTHAND TECHNOLOGIES INC. AND
THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE
AGREEMENT

DIRECTORS AND OFFICERS OF PUBCO

Directors:
Terry Matthews
Owen Matthews
Mark Bruk
Greg Pelling
Donovan Jones
Chris Cooper
Larry Timlick

Officers:
Name	Office
Greg Pelling	Chief Executive Officer
Donovan Jones	President and Chief Operating Officer
David Karp	Chief Financial Officer
Jason Fischl	Chief Technology Officer

SCHEDULE 5
TO THE SHARE EXCHANGE AGREEMENT
AMONG COUNTERPATH CORPORATION, FIRSTHAND TECHNOLOGIES INC. AND
THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE
AGREEMENT

FORM OF PUBCO OPTION

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

STOCK OPTION AND SUBSCRIPTION AGREEMENT
(for Non-U.S. Persons)

THIS STOCK OPTION AND SUBSCRIPTION AGREEMENT is entered into as of the ____ day of ____________, 200__ (the "Date of Grant").

BETWEEN:

COUNTERPATH CORPORATION (the "Company"), who has a business address at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

AND:

___________________________________ (the "Optionee") whose address is __________________________________________
.

RECITALS

WHEREAS:

A.                     The Optionee is a director, officer, consultant or employee of the Company or the Company’s subsidiary, CounterPath Solutions R&D Inc.;

B.                     The Board of Directors of the Company (the “Board”) has approved and adopted the 2005 Amended and Restated Stock Option Plan (the “Plan”), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common shares of the Company; and

C.                     The Board has authorized the grant to the Optionee of stock options to purchase a total of ____________________(___________) common shares of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Optionee to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.1                   In this Agreement, the following terms shall have the following meanings:

(a)	"Common Stock" means the shares of common stock of the Company;

(b)	"Exercise Payment" means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(c)	"Exercise Price" means $_____;

(d)	"Expiry Date" means ___________________;

(e)

"Notice of Exercise" means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Exhibit "A" hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(f)

"Options" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 1.3 of this Agreement;

(g)	"Optioned Shares" means the shares of Common Stock, subject to the Options;

(h)	"Securities" means, collectively, the Options and the Optioned Shares;

(i)	"Shareholders" means holders of record of the shares of Common Stock;

(j)	"U.S. Person" shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States; and

(k)	"Vested Options" means the Options that have vested in accordance with Section 1.4 of this Agreement.

1.2                   Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

1.3                   The Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, Options to purchase a total of _____________________ (___________) Optioned Shares at the Exercise Price. The Company and the Optionee have agreed that the grant of the Options pursuant to this Agreement will satisfy the Company’s obligation to grant stock options as set out in the Share Exchange Agreement, dated January 28, 2008 (the “Share Exchange Agreement”), entered into among the Company, Firsthand Technologies Inc., Covington Venture Fund Inc., Skypoint II G.P. Co. Inc., as nominee, Skypoint II, G.P. Co. (U.S.) Inc., as nominee, and BDC Capital Inc. and the Optionee agrees to release the Company with respect to any claim with respect to the Company’s obligation to grant stock options as set out in the Share Exchange Agreement.

1.4                   The Options may be exercised after vesting and only in accordance with the following schedule:

(a)	as of the Date of Grant, <> Options shall vest immediately; and

(b)	commencing on Date of Grant, the Options shall vest with respect to <> Options per month for <> months until the Options are fully vested.

1.5                   The Options shall, at 5:00 p.m. (Vancouver time) on the Expiry Date, forthwith expire and be of no further force or effect whatsoever.

1.6                   Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(a)	<> years from the Date of Grant;

(b)

the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation (as defined in the Plan) for cause (as determined in the sole discretion of the Plan Administrator, acting reasonably) or the date of resignation by an Optionee from the Optionee’s employment or contractual relationship with the Company or any Related Company;

(c)

the expiration of one (1) year from the date of the death of the Optionee, or the expiration of one (1) year from termination of an Optionee's employment or contractual relationship by reason of Disability (as defined in Section 5(g) of the Plan); or

(d)

the expiration of three (3) months from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability.

Each unvested Option granted pursuant hereto shall terminate immediately upon termination of or resignation from the Optionee's employment or contractual relationship with the Company for any reason whatsoever unless vesting is accelerated in accordance with Section 5.1(f) of the Plan.

1.7                   Subject to compliance with any applicable securities laws, the Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling, transferring or otherwise disposing of any Common Stock underlying any Options during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Options are purchased, the remainder may be purchased at any subsequent time prior to the Expiry Date. No portion of any Options for less than fifty (50) shares (as adjusted pursuant to Section 5.1(m) of the Plan) may be exercised; provided, that if the vested portion of any Options is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to the exercise of any Options, and to the extent that any Options covers less than one (1) share, it is unexercisable.

Each exercise of the Options shall be by means of delivery of a Notice of Exercise (which may be in the form attached hereto as Exhibit A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased. In addition to payment in cash by certified check or cashier's check, an Optionee or transferee of the Options may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(a)

by delivering a properly executed Notice of Exercise together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the Common Stock and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

(b)	by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

It is a condition precedent to the issuance of Optioned Shares that the Optionee execute and/or deliver to the Company all documents and withholding taxes required in accordance with Section 5.1 of the Plan.

1.8                   Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

1.9                   The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company.

2.                     Acknowledgements of the Optionee

2.1                   The Optionee acknowledges and agrees that:

(a)

none of the Options or the Optioned Shares have been registered under the 1933 Act or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c)

the Optionee has received and carefully read this Agreement and the public information which has been filed with the Securities and Exchange Commission (the "SEC") in compliance or intended compliance with applicable securities legislation (collectively, the "Company Information");

(d)

the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the Company Information (the receipt of which is hereby acknowledged);

(e)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f)	there is no government or other insurance covering the Securities;

(g)	there are risks associated with an investment in the Securities;

(h)

the Company has advised the Optionee that the Company is relying on an exemption from the requirements to provide the Optionee with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Optionee;

(i)

the Optionee has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Optionee may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(j)

the Optionee and the Optionee's advisor(s) (if applicable) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(k)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Optionee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Optionee, the Optionee's attorney and/or advisor(s) (if applicable);

(l)	the Company is entitled to rely on the representations and warranties and the statements and answers of the Optionee contained in this Agreement;

(m)

the Optionee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Optionee contained herein or in any document furnished by the Optionee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Optionee to comply with any covenant or agreement made by the Optionee to the Company in connection therewith;

(n)	none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Optionee that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc.;

(o)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Optionee's ability to resell the Securities under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

(p)

the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(q)

the statutory and regulatory basis for the exemption claimed for the offer of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(r)

the Optionee has been advised to consult the Optionee's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Optionee is resident in connection with the distribution of the Securities hereunder, and

	(ii)	applicable resale restrictions; and

(s)	this Agreement is not enforceable by the Optionee unless it has been accepted by the Company.

3.                     Representations, Warranties and Covenants of the Optionee

3.1                   The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:

(a)	the Optionee is an employee of the Company;

(b)	the Optionee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(c)	the Optionee has received and carefully read this Agreement;

(d)	the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee in accordance with its terms;

(e)	the Optionee is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(f)	the Optionee is not a U.S. Person;

(g)	the Optionee is resident in the jurisdiction set out on page 1 of this Agreement;

(h)

the acquisition of the Securities by the Optionee as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Optionee;

(i)

the Optionee is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(j)

the Optionee is outside the United States when receiving and executing this Agreement and is acquiring the Securities as principal for the Optionee's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(k)

the Optionee is not an underwriter of, or dealer in, the common shares of the Company, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(l)

the Optionee (i) has adequate net worth and means of providing for his/her/its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(m)

the Optionee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Optionee has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's various disclosure documents, filed with the SEC;

(n)	the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(o)

the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(p)

the Optionee acknowledges that the Optionee has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Optionee may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(q)

the Optionee has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Optionee's decision to invest in the Securities and the Company;

(r)

the Optionee understands and agrees that none of the Options or the Optioned Securities have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(s)

it understands and agrees that the Company will refuse to register any transfer of the Optioned Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(t)

the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(u)	no person has made to the Optionee any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities;

	(ii)	that any person will refund the purchase price of any of the Securities; or

	(iii)	as to the future price or value of any of the Securities; and

(v)

if the Optionee is a consultant of the Company, the Optionee has entered into a written consulting agreement with the Company or a related entity of the Company and spends or will spend a significant amount of time and attention on the affairs and business of the Company or such related entity.

4.                     Acknowledgement and Waiver

4.1                   The Optionee has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Company Information. The Optionee hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Optionee might be entitled in connection with the distribution of any of the Securities.

5.                     Legending of Subject Securities

5.1                   The Optionee hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS

AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

5.2                   The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6.                     Costs

6.1                   The Optionee acknowledges and agrees that all costs and expenses incurred by the Optionee (including any fees and disbursements of any special counsel retained by the Optionee) relating to the acquisition of the Securities shall be borne by the Optionee.

7.                     Governing Law

7.1                   This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Optionee irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

8.                     Survival

8.1                   This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the shares underlying the Options by the Optionee pursuant hereto.

9.                     Assignment

9.1                   This Agreement is not transferable or assignable.

10.                   Counterparts and Electronic Means

10.1                 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

11.                   Severability

11.1                 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

12.                   Entire Agreement

12.1                 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

13.                   Effectiveness

13.1                 This Agreement shall be deemed to be effective following the delivery by the Optionee to the Company of two fully executed copies of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

COUNTERPATH CORPORATION

By:        ______________________________________
              Authorized Signatory

EXECUTED by	)
________________________________________ in	)
the presence of:	)
)
Signature	)
	)	[print name]
)
Print Name	)
)
Address	)
)
)
)
Occupation	)

EXHIBIT A

TO:	CounterPath Corporation
Suite 300, One Bentall Centre, 505 Burrard Street
Vancouver, British Columbia
Canada V7X 1M3

Notice of Exercise

This Notice of Election to Exercise shall constitute proper notice pursuant to Section 5.1(h) of CounterPath Corporation's (the "Company") 2005 Amended and Restated Stock Option Plan (the "Plan") and Section 1.6 of that certain Stock Option Agreement (the "Agreement") dated as of ___________________, between the Company and the undersigned. The undersigned hereby elects to exercise Optionee's option to purchase____________________shares of the common stock of the Company at a price of $______ per share, for aggregate consideration of $____________, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 1.6 of the Agreement, accompanies this notice.

The Optionee hereby represents and warrants that all representations and warranties set out in the Agreement are true as of the date of the exercise of this Option.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at ____________________________________, the ____ day of ______________, _______.

(Name of Optionee – Please type or print)

(Signature and, if applicable, Office)

(Address of Optionee)

(City, State, and Zip Code of Optionee)

(Fax Number)

SCHEDULE 6
TO THE SHARE EXCHANGE AGREEMENT
AMONG COUNTERPATH CORPORATION, FIRSTHAND TECHNOLOGIES INC. AND
THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE
AGREEMENT

PIGGYBACK REGISTRATION RIGHTS

In connection with the issuance of common stock (the “Pubco Shares”) of COUNTERPATH CORPORATION, a Nevada corporation (“Pubco”), pursuant to that certain Share Exchange Agreement dated January 28, 2008 (the “Agreement”), among Pubco, Firsthand Technologies Inc., a Ontario corporation (“Priveco”) and certain shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”). Capitalized terms used but not otherwise defined in this Schedule shall have the meanings given to such terms in the Agreement. Pubco acknowledges and agrees in favour of each Priveco Shareholder as follows:

1.1.                       If Pubco determines to proceed with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a registration statement (the "Registration Statement") relating to an offering for its own account or the account of others under the United States Securities Act of 1933, as amended (the “1933 Act”), of any shares of its common stock, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or its then equivalents relating to equity securities issuable in connection with stock options or other employee benefit plans, Pubco shall send to the Priveco Shareholders written notice of such determination and, if within thirty (30) days after receipt of such notice, any Priveco Shareholder(s) shall so request in writing, Pubco will cause the registration under the 1933 Act of the Pubco Shares issued to the Priveco Shareholders pursuant to the Agreement (the "Registrable Securities"), provided that if at any time after giving written notice of its intention to register any of its shares of common stock and prior to the effective date of the registration statement filed in connection with such registration, Pubco shall determine for any reason not to register or to delay registration of such shares, Pubco may, at its election, give written notice of such determination to the Priveco Shareholders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering the Registrable Securities for the same period as the delay in registering such other shares. Pubco shall include in such registration statement all or any part of the Registrable Securities. Notwithstanding any other provision herein, if Pubco receives a comment from the SEC which cannot be reasonably resolved by Pubco using its commercially reasonable best efforts and which effectively results in Pubco having to reduce the number of shares of common stock being registered on such Registration Statement, then Pubco may, in its sole discretion, reduce on a pro rata basis along with all other shares being registered the number of Registrable Securities to be included in such Registration Statement.

1.2.                       In connection with each Registration Statement described in Section 1.1 hereof, the Priveco Shareholders will furnish to Pubco in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. Pubco may require the Priveco Shareholders to furnish to Pubco a certified statement as to the number of shares of common stock beneficially owned by the Priveco Shareholders and the name of the person thereof that has voting and dispositive control over the Registrable Securities. Failure by any Priveco Shareholder to provide any such information, letters or statement shall not affect the registration of the Registrable Securities held by those Priveco Shareholders who have provided such information, letters or statement.

1.3.                       All fees and expenses incident to the performance of or compliance with the filing of the Registration Statement shall be borne by Pubco whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board or other exchange or quotation service on which the common stock of Pubco is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Pubco, (v) 1933 Act liability insurance, if Pubco so desires such insurance, and (vi) fees and expenses of all other persons retained by Pubco in connection with the filing of the Registration Statement. In addition, Pubco shall be responsible for all of its internal expenses incurred in connection with the filing of the Registration Statement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, if applicable. In no event shall Pubco be responsible for any broker or similar commissions or, except to the extent provided for hereunder, any legal fees or other costs of the Priveco Shareholders.

1.4.                       Pubco shall, notwithstanding any termination of the Agreement, indemnify and hold harmless the Priveco Shareholders, and if applicable, its officers, directors, agents and employees, and each person who controls the Priveco Shareholders (within the meaning of Section 15 of the 1933 Act or Section 20 of the United States Securities Exchange Act of 1934 (the “1934 Act”)) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, but only to the extent, that such untrue statements or omissions (i) are based solely upon information regarding the Priveco Shareholders furnished in writing to Pubco by the Priveco Shareholders expressly for use therein, or to the extent that such information relates to the Priveco Shareholders or the Priveco Shareholders’ proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Priveco Shareholders expressly for use in the Registration Statement, or in any amendment or supplement thereto, or (ii) are contained in an outdated or defective Registration Statement used by the Priveco Shareholders after Pubco has notified the Priveco Shareholders in writing that the Registration Statement is outdated or defective.

1.5.                       Each of the Priveco Shareholders shall severally, and not jointly and severally, indemnify and hold harmless Pubco, its directors, officers, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Priveco Shareholders’ failure to comply with the prospectus delivery requirements of the 1933 Act, or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statements or omissions (i) are contained in any information so furnished in writing by such Priveco Shareholder to Pubco specifically for inclusion in the Registration Statement, or (ii) are based solely upon information regarding such Priveco Shareholder furnished in writing to Pubco by such Priveco Shareholder expressly for use therein, or (iii) are contained in information relating to such Priveco Shareholder or such Priveco Shareholder’s proposed method of distribution of Registrable Securities that was reviewed and expressly approved in writing by such Priveco Shareholder expressly for use in the Registration Statement or in any amendment or supplement thereto, or (z) the use by such Priveco Shareholder of an outdated or defective Registration Statement after Pubco has notified such Priveco Shareholder in writing that the Registration Statement is outdated or defective. In no event shall the liability of any Priveco Shareholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Priveco Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

1.6.                       If a claim for indemnification hereunder is unavailable to either Pubco or the Priveco Shareholders (in each case, an "Indemnified Party or Indemnified Parties", as applicable) (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this section was available to such party in accordance with its terms. Pubco and the Priveco Shareholders agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this section, no Priveco Shareholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Priveco Shareholder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Priveco Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Priveco Shareholder.